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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                               December 30, 1999



                       PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             Arizona                I-13704              86-0498857
  (State or other jurisdiction    (Commission           (IRS Employer
        of incorporation)         File Number)        Identification No.)



                           2708 East Columbia Street
                             Tucson, Arizona 85714
               (Address of principal executive offices)(Zip Code)

                                 (520) 747-4100
              (Registrant's telephone number, including area code)

       (Former address: 2030 East Speedway Blvd., Tucson, Arizona, 85719)
                    (Former telephone number: 520-320-1000)
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ITEM 5. OTHER EVENTS

Stock Purchase and Merger Agreement with Sunburst Acquisitions IV, Inc.

     On July 8, 1999, Prologic Management Systems, Inc. (the "Company") entered into a Stock Purchase and Merger Agreement ("SPMA") with Sunburst Acquisitions IV, Inc., a Colorado corporation ("Sunburst"). As of the date of this filing, Sunburst has not met its Traunche 2 Purchase obligations under the SPMA and the Company has reason to believe that the additional stock purchases required of Sunburst under the SPMA, and the merger of the Company into Sunburst as contemplated therein, will not occur as originally reported.

Solid Systems Merger

     On September 15, 1999, the Company entered into a definitive agreement to acquire Solid Systems, Inc., a Texas corporation ("Solid"), through the merger of Solid into a wholly-owned subsidiary of the Company, SRI Acquisition Corp. (the "Merger Subsidiary") (the "Merger"). The merger did not close at the scheduled closing date of December 15, 1999. At this time, the Company and Solid have mutually agreed not to pursue the planned merger as it was previously structured. Both companies continue to explore their individual and mutual alternatives.

Series C Convertible Preferred Stock

     On December 30, 1999, the Company sold 75,000 shares of its Series C Convertible Preferred Stock (the "Series C stock") for an aggregate of $750,000. The Series C stock has a $10.00 per share face value, $2.25 conversion rate, and 10% dividend rate. Other terms and conditions of the Series C Stock are virtually identical to the Company's Series B Convertible Preferred Stock previously issued. Pursuant to the terms specified in the Series B Convertible Preferred Stock, the Company's Board reduced the conversion rate of the Series B Convertible Preferred Stock to match the $2.25 conversion rate of the Series C stock.

Termination of James M. Heim's Employment Agreement

     On December 30, 1999 the Company's Board of Directors terminated the Company's employment contract with James M. Heim, under which he served as President of the Company. The Board of Directors requested and received Mr. Heim's written consent to terminate the employment agreement. Mr. Heim accepted the Board of Directors' offer to retain his services, on an "at will" basis, as the Company's Chairman of the Board and Chief Executive Officer at a salary adjusted accordingly.

"SAFE HARBOR" Statement

     This Form 8-K contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and commercialization risks, costs associated with the integration and administration of acquired operations, capacity and supply constraints or difficulties, and the results of
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financing efforts. Further information regarding these and other risks are described from time to time in the Company's filings with the SEC, including the Company's 1999 Form 10-KSB.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIC MANAGEMENT SYSTEMS, INC.


Dated: January 5, 2000                       By: /s/ James M. Heim
                                                -------------------------------
                                                     James M. Heim
                                                     Chief Executive Officer